UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 25, 2010

DUNE ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32497	95-4737507
State of Incorporation	Commission File Number	IRS Employer I.D. Number

Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002

Address of principal executive offices

Registrant’s telephone number: (713) 229-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 29, 2010, Dune Energy, Inc. (“we” or the “Company”) consummated the sale of our South Florence field, whereby we sold to Texas Petroleum Investment Company (the “Purchaser”) all of our right, title and interest in oil and gas lease blocks located in Vermilion County, Louisiana, including working and other interests in the existing oil and gas lease, producing wells, and properties, together with rights under related operating, marketing, and service contracts and agreements, seismic exploration licenses and rights, personal property, equipment, facilities and all natural gas, crude oil and other hydrocarbons allocable to such leases and wells from and after the May 1, 2010 effective date (collectively, the “South Florence Assets”). The sale of the South Florence Assets was made pursuant to the Purchase and Sale Agreement dated as of May 28, 2010 between our wholly-owned subsidiary, Dune Properties, Inc. and the Purchaser (the “Agreement”), as ratified by the board of directors on June 24, 2010.

Consideration received by us for the South Florence Assets aggregated $29,483,363, consisting of the purchase price of $30 million, as adjusted to account for sale of hydrocarbons and various related costs, expenses and charges incurred between execution of the Agreement and completion of the sale. Under the Agreement, we have agreed to indemnify and hold harmless the Purchaser with respect to, among other things, the accuracy of our representations and our obligations relating to the South Florence Assets prior to the May 1st effective date, including, without limitation, liability for royalties, taxes, costs and other expenses incurred with respect to operations and any goods and services provided prior to such effective date. Our indemnification is capped at 20% of the purchase price, and we are obligated only to the extent such claims exceed, in the aggregate, $900,000.

We expect to use proceeds from the sale of the South Florence Assets to temporarily or permanently repay borrowings under our $40 million revolving credit facility, and/or to invest in new assets or fund maintenance, repair or improvement of our existing properties and assets.

A copy of the Agreement is attached as Exhibit 99.1 hereto, and the above summary of the Agreement is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Amendment to Credit Agreement with Wells Fargo Foothill, Inc., as Administrative Agent, and the lender named therein

On June 25, 2010 we entered into a Fifth Amendment to Credit Agreement (the “Amendment”) with Wells Fargo Capital Finance, Inc. (f/k/a Wells Fargo Foothill, Inc.), amending that credit agreement dated as of May 15, 2007 among the Company, Wells Fargo Foothill, Inc., as arranger and administrative agent, and the lenders named therein (as amended, supplemented or otherwise modified, the “Credit Agreement”). We entered into the Amendment in order to release the South Florence Assets from the collateral securing our obligations under the Credit Agreement. As previously disclosed in our public filings with the Securities and Exchange Commission, all borrowings under the Credit Facility are secured by a security interest in, and a first lien on, all of our existing and after-acquired assets and those of our subsidiaries, including for purposes hereof the oil and gas properties and rights constituting the South Florence Assets.

Under the Amendment, our senior creditors consented to the disposition of the South Florence Assets (and release from the collateral securing outstanding obligations under the Credit Agreement) subject to various conditions, including, without limitation, (i) completing the sale of such assets by June 30, 2010 for net cash proceeds of not less than $27 million, (ii) applying such proceeds to Advances outstanding under the Credit Agreement and (iii) our entry into the Amendment modifying the Credit Agreement to account for the sale (and release from collateral) of the South Florence Assets.

Modifications under the Amendment include:

•

adjustments to the Borrowing Base formula to provide for an additional allowance of $20 million (the “Availability Reserve”) to be deducted from the Company’s PDP calculation when determining the Borrowing Base;

•	adjustment to existing restrictive covenants relating to minimum EBITDA and minimum net hydrocarbon production, each as measured for any calendar month; and

•	adjustment of the PV-10 of the Company’s proved developed producing reserve (PDP) required to be held at all times to not less than $70.0 million, as measured upon receipt of each reserve report.

Upon our failure to comply with covenants, our senior creditors have the right to refuse to advance additional funds under the Credit Agreement and/or to declare any outstanding principal and interest immediately due and payable.

As of June 29, 2010, we had $23 million borrowed under the revolving loan and $8.5 million of letters of credit outstanding. Net proceeds from the sale of the South Florence Assets will be used to reduce outstanding Advances under the Credit Agreement in satisfaction of the new Availability Reserve requirement.

A copy of the Amendment is attached as Exhibit 99.2 hereto, and the above summary of the material provisions of the Amendment is qualified in its entirety by reference to such exhibit. For the complete terms of the underlying Credit Agreement, reference should be made to Exhibit 10.5 attached to our Current Report on Form 8-K previously filed with the Commission on May 21, 2007. Capitalized terms used herein and not defined shall have the meanings ascribed them in the Credit Agreement.

Item 8.01	Other Information.

On June 30, 2010, we announced the sale of the South Florence Assets and the entry into the Amendment. As part of such announcement, we also updated the status of drilling at our Chocolate Bayou field, spoke generally as to the testing of its potential reserves, and announced anticipated drilling plans for that and other fields. A copy of the press release dated June 30, 2010 is attached hereto as Exhibit 99.3.

The information included in this Item 8.01 and Exhibit 99.3 (only with respect to “Operations Update”) to this Current Report on Form 8-K shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained in this Item 8.01 and Exhibit 99.3 (only with respect to “Operations Update”) hereto shall not be incorporated by reference into any or our filing, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit	Name of Document

Exhibit 99.1	Purchase and Sale Agreement dated as of May 28, 2010 between Dune Properties, Inc. and Texas Petroleum Investment Company.*

Exhibit 99.2	Fifth Amendment to Credit Agreement dated as of June 25, 2010 among the Company, each of the Company’s subsidiaries identified therein, Wells Fargo Capital Finance, Inc. (f/k/a Wells Fargo Foothill, Inc.) and the lenders identified therein.

Exhibit 99.3	Press release dated June 30, 2010, announcing the Company’s sale of its South Florence Field, amendment to Revolving Credit Facility, and Operations Update.

*	Schedules and Exhibits omitted. List of Schedules and Exhibits found at page (iv) of the Purchase and Sale Agreement. The Company hereby undertakes to furnish supplementally to the Securities and Exchange Commission upon request copies of omitted Schedules and Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2010	DUNE ENERGY, INC.

	By:	/S/ JAMES A. WATT
	Name:	James A. Watt
	Title:	Chief Executive Officer

Exhibit Index

Exhibit	Name of Document

Exhibit 99.1	Purchase and Sale Agreement dated as of May 28, 2010 between Dune Properties, Inc. and Texas Petroleum Investment Company.*

Exhibit 99.2	Fifth Amendment to Credit Agreement dated as of June 25, 2010 among the Company, each of the Company’s subsidiaries identified therein, Wells Fargo Capital Finance, Inc. (f/k/a Wells Fargo Foothill, Inc.) and the lenders identified therein.

Exhibit 99.3	Press release dated June 30, 2010, announcing the Company’s sale of its South Florence Field, amendment to Revolving Credit Facility, and Operations Update.

*	Schedules and Exhibits omitted. List of Schedules and Exhibits found at page (iv) of the Purchase and Sale Agreement. The Company hereby undertakes to furnish supplementally to the Securities and Exchange Commission upon request copies of omitted Schedules and Exhibits.